Exhibit No. 23.1



                                     FORM OF
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Mechanical Technology Incorporated and Subsidiaries on Form S-2 (File No. __________) of our report dated November 14, 1997, on our audits of the consolidated financial statements of Mechanical Technology Incorporated and Subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



Albany, New York
July 20, 1998